Exhibit 99.1

Contacts:

Richard D. Katz, M.D.

EVP, Finance and Corporate Development;

Chief Financial Officer

Icagen, Inc.

(919) 941-5206

rkatz@icagen.com

Icagen Reports Top-line Results of

Phase IIa Study of Senicapoc in Exercise-Induced Asthma

RESEARCH TRIANGLE PARK, NC, October 26, 2009 – Icagen, Inc. (NASDAQ: ICGN) today reported that in a proof-of-concept, Phase IIa exercise-induced asthma study, senicapoc failed to demonstrate improvement in the primary study endpoints, including maximum decrease in FEV1, time to recovery of FEV1 after exercise and area under the FEV1 curve for sixty minutes. In this double blind placebo-controlled study, 69 patients were randomized to receive either senicapoc at a maintenance dose of 40 mg/day or placebo. All subjects were tested for pulmonary function following a standardized treadmill exercise regimen at baseline, two and four weeks after treatment. The results of the pulmonary function tests were compared between the treatment groups, adjusting for differences in baseline values.

Although the Company will continue to evaluate the data from this trial, it does not anticipate continuing clinical development of senicapoc at this time. “We completed two small, cost-effective, proof-of-concept clinical studies testing the potential of senicapoc in the treatment of asthma. While we were encouraged by the results in our first study of allergic asthma, we were disappointed by the lack of effects in this second study of exercise-induced asthma,” noted Seth V. Hetherington, M.D., SVP of Clinical Development and Regulatory Affairs of Icagen

P. Kay Wagoner, President and CEO continued, “Going forward we will focus on our lead program, the novel KCNQ opener ICA-105665, which is in Phase IIa proof-of-concept trials in epilepsy and in pain, as well as on our preclinical programs, especially our collaboration with Pfizer for novel treatments for pain. Enrollment is going well in both the epilepsy and pain trials, and we are making progress in identifying clinical candidates in our Pfizer collaboration.”

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company is conducting research and development activities in a number of disease areas, including epilepsy, pain and inflammation. The Company has a clinical stage program in epilepsy and pain.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2009. These risk factors include risks as to the Company’s history of net losses and how long the Company will be able to operate on its existing capital resources; the Company’s ability to raise additional funding; general economic and financial market conditions; the Company’s ability to maintain compliance with NASDAQ’s continued listing requirements; whether the Company’s product candidates will advance in the clinical trials process; the timing of such clinical trials; whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials; whether the clinical trial results will warrant continued product development; whether and when, if at all, the Company’s product candidates, including ICA-105665 and the Company’s other lead compounds for epilepsy and pain, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such product candidates receive approval, whether such products will be successfully marketed; and the Company’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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